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Exhibit 99.2

        *USE TO TENDER COCA-COLA HELLENIC SHARES PURSUANT TO
U.S. OFFER ONLY*

Declaration of Acceptance

to offer to exchange each ordinary share

of

Coca-Cola Hellenic Bottling Company S.A.

for

one new ordinary share or one American Depositary Share, each representing one ordinary share of

Coca-Cola HBC AG

Pursuant to the Offer to Exchange/Prospectus

Dated                    , 2013 (as amended or supplemented)

        THE TENDER OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF COCA-COLA HELLENIC SHARES WILL EXPIRE AT 7:00 A.M., NEW YORK CITY TIME (2:00 P.M., ATHENS TIME), ON                                    , 2013 (AS SUCH TIME AND DATE MAY BE EXTENDED, THE "EXPIRATION DATE"), UNLESS THE TENDER OFFER IS EXTENDED.

This form embodies instructions and authorization:

  •
  to your broker, dealer, commercial bank, trust company or other nominee (each, a "financial intermediary"), which is an operator (an "Operator") in the Greek dematerialized settlement system (the "DSS"), to tender your Coca-Cola Hellenic Shares in the U.S. Offer by transmitting these instructions through SWIFT messaging (or otherwise) to National Bank of Greece, S.A., acting as share exchange agent with respect to the U.S. Offer (the "Share Exchange Agent");

  •
  to the Share Exchange Agent to effect for your account the transactions contemplated herein.

Delivery of this Declaration of Acceptance to an Operator does not constitute valid tender to the Share Exchange Agent.

You must complete any additional information that may be requested by your Operator.

THIS FORM AND THE INSTRUCTIONS EMBODIED HEREIN MAY ONLY BE DELIVERED DIRECTLY TO THE SHARE EXCHANGE AGENT BY AN OPERATOR.

        Terms used in this Declaration of Acceptance shall have the same meaning as in the offer to exchange/prospectus forming part of the registration statement on Form F-4, file number 333-184685, as amended or supplemented (the "U.S. Offer Prospectus"), in connection with the offer to exchange (the "U.S. Offer") each ordinary share (a "Coca-Cola Hellenic Share") of Coca-Cola Hellenic Bottling Company S.A. ("Coca-Cola Hellenic") for one new ordinary share (a "Coca-Cola HBC Share") of Coca-Cola HBC AG ("Coca-Cola HBC") or one American depositary share (a "Coca-Cola HBC ADS"), each representing one Coca-Cola HBC Share, pursuant to the U.S. Offer Prospectus. Upon your Operator (directly or indirectly) validly tendering your Coca-Cola Hellenic Shares in the U.S. Offer, you will be an "Accepting Shareholder".

        You should only use this Declaration of Acceptance if you are a holder, directly or indirectly, of Coca-Cola Hellenic Shares located in the United States.

        By instructing your Operator to submit your tender to the Share Exchange Agent, you will be deemed to have confirmed that you have received, and agreed to be bound by the terms of, this

Declaration of Acceptance and that Coca-Cola HBC may enforce such agreement against you. References herein to the undersigned shall also include financial intermediaries, and the customers for whom they may act, that utilize the SWIFT messaging system to tender your Coca-Cola Hellenic Shares.

        If you hold American depositary shares representing Coca-Cola Hellenic Shares that you wish to tender in the U.S. Offer, you may not use this Declaration of Acceptance; rather, you should refer to the section "The Exchange Offer—Procedures for Tendering—Procedures for Tendering Coca-Cola Hellenic ADSs" in the U.S. Offer Prospectus.

I.     INFORMATION REGARDING THE ACCEPTING SHAREHOLDER

Code Number of Investor DSS Account	Securities DSS Account

Surname / Company Name and Company Form(*)

Name	Father's Name

ID Number—Passport Number	Date of Issuing Authority

Tax Registration Number	Tax Authority

Home Address / Registered Seat(*) / Headquarters(*)

Telephone	Fax	E-mail Address

Profession / Main Object of Business(*)	Nationality

Registration Number at the Relevant Publicity Books and Registration Date(*)

Person Responsible for the Legal Entity vis-a-vis the Central Securities Depositary(*)

(CSD) / Contact Persons(*)

(*)
To be completed only by legal entities.

        The U.S. Offer is addressed to all holders of Coca-Cola Hellenic Shares located in the United States. Please note that you will be deemed to have validly accepted the U.S. Offer with respect to your Coca-Cola Hellenic Shares only if your Operator (directly or indirectly), validly tenders your Coca-Cola Hellenic Shares to the Share Exchange Agent in the U.S. Offer.

II.    REPRESENTATIONS AND WARRANTIES OF THE ACCEPTING HOLDER

        In relation to the U.S. Offer, the undersigned represents and warrants to each of Coca-Cola HBC and the Share Exchange Agent and agrees as follows:

  1.
  The undersigned is a holder of Coca-Cola Hellenic Shares located in the United States or a financial intermediary (regardless where located) acting directly or indirectly on behalf of a holder of Coca-Cola Hellenic Shares located in the United States.

  2.
  The undersigned accepts the U.S. Offer in accordance with the terms of, and subject to the conditions set out in, the U.S. Offer Prospectus and this Declaration of Acceptance on its behalf and, as applicable, on behalf of any holder of Coca-Cola Hellenic Shares for which it is acting directly or indirectly.

  3.
  The undersigned has full power and authority to accept the U.S. Offer on its behalf and, as applicable, on behalf of any holder of Coca-Cola Hellenic Shares for which it is acting directly or indirectly and to exchange, contribute, assign and transfer the Tendered Shares (as defined below) and any and all securities or rights issued or issuable in respect thereof.

  4.
  When Coca-Cola HBC acquires the Tendered Shares pursuant to the U.S. Offer and receives transfer thereof, Coca-Cola HBC will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third party interests together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends and other distributions (in cash or in kind), if any, if the record date for such dividends or other distributions occurs after the date on which such Tendered Shares are transferred to Coca-Cola HBC pursuant to the U.S. Offer.

  5.
  The legality and validity of the undersigned's acceptance of the U.S. Offer, on its behalf and, as applicable, on behalf of any holder of Coca-Cola Hellenic Shares for which it is acting directly or indirectly, the accuracy, completeness and timely submission of any tender and the interpretation of the terms and conditions of the U.S. Offer shall be determined by Coca-Cola HBC and such determination shall be final and binding.

  6.
  All authority conferred or agreed to be conferred in this Declaration of Acceptance shall survive the undersigned's death or incapacity, and any of the undersigned's obligations hereunder shall be binding upon the heirs, executors, administrators, legal representatives, trustees in bankruptcy, successors and assigns of the undersigned.

  7.
  The Share Exchange Agent has not provided and will not provide to the undersigned any investment services in accordance with Greek Law 3606/2007 on Markets on Financial Instruments, and is not responsible for evaluating the wisdom of the acceptance of the U.S. Offer by the undersigned.

  8.
  Submission of any acceptance to the Share Exchange Agent does not by itself establish a client relationship between the undersigned and the Share Exchange Agent.

  9.
  The undersigned hereby consents to the disclosure of its personal data, their transmission domestically and abroad and their processing by the Share Exchange Agent or any other party that may be involved in the U.S. Offer.

  10.
  The undersigned hereby confirms that all information, data and/or evidence in relation to its identity have been made available to the Operator of the securities account of the undersigned and authorizes the Share Exchange Agent to request any such information, data and/or evidence as may be required for the purposes of the Exchange Offer or applicable law.

  11.
  The undersigned further understands and agrees, as regards the Share Exchange Agent acting as such, that:

  (a)
  the delivery of the Consideration Shares (as defined below) to which the undersigned (as Accepting Shareholder) will be entitled depends on the acts and/or omissions of third parties for which the Share Exchange Agent shall not be responsible.

    (b)
    the sole obligation of the Share Exchange Agent to the undersigned is for the proper performance of the authorizations and instructions given pursuant to this Declaration of Acceptance and its actions based on information provided herein.

    (c)
    (i) the Share Exchange Agent will act in accordance with the information provided by the undersigned herein on its behalf and, as applicable, on behalf of any holder of Coca-Cola Hellenic Shares for which it is acting directly or indirectly, (ii) the undersigned acknowledges that the Share Exchange Agent has no contractual or other duty to verify, cross-check or confirm any such information and (iii) the undersigned agrees to hold the Share Exchange Agent harmless from any liability whatsoever, including vis-à-vis any tax, administrative or other authority, in case any information provided herein and on which the Share Exchange Agent has relied proves to be incorrect, to the extent that the Share Exchange Agent has incurred any liability as a result thereof.

III.  TENDERED SHARES

        The undersigned accepts without reservation the U.S. Offer and instructs to tender to Coca-Cola HBC the following Coca-Cola Hellenic Shares:

Numerically

In words	(each, a "Tendered Share")

IV.    TRANSFER AGREEMENT; CONTRIBUTION-IN-KIND AGREEMENT AND OTHER ACTIONS

        1.     Upon valid tender of the Tendered Shares to the Share Exchange Agent, placement of the Tendered Shares under the operation of the Share Exchange Agent and publication of the results of the Tender Offer, and unless a Declaration of Revocation (during the acceptance period) has been validly submitted to the Share Exchange Agent and/or any condition to which the U.S. Offer is subject has not been satisfied or waived and/or Coca-Cola HBC has validly revoked the U.S. Offer, in each case in accordance with the terms of the U.S. Offer Prospectus and applicable law and regulation, the undersigned, as Accepting Shareholder, will be deemed to have agreed to contribute the Tendered Shares in the share capital increase of Coca-Cola HBC. To effect such contribution, a contribution-in-kind agreement will be entered into between the Share Exchange Agent in its own name but for the account of the undersigned as Accepting Shareholder and Coca-Cola HBC (the "Contribution-in-Kind Agreement"), pursuant to which each Tendered Share will be transferred to Coca-Cola HBC against the issuance of one Coca-Cola HBC Share, which shall be delivered to the undersigned in the form elected in this Declaration of Acceptance pursuant to Section V below (each, a "Consideration Share").

        2.     For the purposes of delivery of the Considerations Shares to the undersigned, the Share Exchange Agent is hereby instructed, directed and authorized (with power of sub-delegation):

  (a)
  to take all steps and do all things;

  (b)
  to exercise all rights and powers;

  (c)
  to negotiate, consider, vary, settle, agree and approve all matters (including in relation to any agreement, notarial deed, notice, certificate, application for registration, notification of transfer or other document, irrespective of its legal form, including, without limitation, the agreements and documents referred to in paragraph 3 below of this Section IV (together, the "Relevant Documents")); and

  (d)
  to sign, deliver and/or issue all Relevant Documents;

in each case which are required or necessary in connection with the delivery of the Consideration Shares to the Accepting Shareholders.

        3.     Without prejudice to the general power given under paragraph 2 above, the Share Exchange Agent is authorized to:

  (a)
  enter into an off-exchange transfer agreement in accordance with Article 46 of the DSS Regulation (the "Transfer Agreement") between the Share Exchange Agent, acting in the name of and for the account of the undersigned, as Accepting Shareholder, and Coca-Cola HBC. Pursuant to the Transfer Agreement, the ownership of the Tendered Shares will be transferred to Coca-Cola HBC from the Accepting Shareholder free and clear of all liens, charges, encumbrances and other third party interests together with all rights then or thereafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, if the record date for such dividends, interests or other distributions occurs after the date on which such Tendered Shares are transferred to Coca-Cola HBC pursuant to the U.S. Offer.

  Upon registration of the Tendered Shares in Coca-Cola HBC's Securities Account (as defined in the DSS Regulation), the Accepting Shareholder shall have fulfilled its obligation to transfer the Tendered Shares to Coca-Cola HBC pursuant to the Transfer Agreement.

  (b)
  enter into the Contribution-in-Kind Agreement and the related subscription form, pursuant to which the Share Exchange Agent, acting in its own name but for the account of the undersigned, as Accepting Shareholder, will:

  (i)
  implement the contribution of the Tendered Shares in the share capital increase of Coca-Cola HBC required for the issuance of Coca-Cola HBC Shares; and

  (ii)
  initially receive such Coca-Cola HBC Shares.

  (c)
  effect the transfer (including, without limitation, by providing instructions to the registrar of Coca-Cola HBC) such Coca-Cola HBC Shares created in book-entry form through SIX SIS AG for further delivery thereof in the form that the undersigned has elected to receive to:

  (i)
  Citibank, N.A., as depositary for the Coca-Cola HBC ADSs, if the election "Coca-Cola HBC ADSs" is made below, for further delivery to the undersigned; and

  (ii)
  HELEX, or a financial intermediary acting for HELEX, if the election "Coca-Cola HBC Shares in DSS" is made below, for further credit to the undersigned.

        The undersigned will, upon request, execute and deliver any additional documents deemed by Coca-Cola HBC or the Share Exchange Agent to be necessary or desirable to complete the contribution, assignment and/or transfer of the Coca-Cola Hellenic Shares to Coca-Cola HBC.

        Upon completion of the contribution, assignment and/or transfer of the Consideration Shares to which the undersigned, as Accepting Shareholder, is entitled, according to paragraph 3 above, the Share Exchange Agent shall have fulfilled its obligations towards the undersigned as Accepting Shareholder. The undersigned (as Accepting Shareholder) understands and acknowledges that third parties are involved in the process of delivering the Consideration Shares to the undersigned.

V.     CONSIDERATION SHARE ELECTION

        1.     By submitting this Declaration of Acceptance and subject to the terms and conditions of the U.S. Offer, in consideration for the Tendered Shares, the undersigned elects to receive (please tick one box):

Coca-Cola HBC ADSs

Coca-Cola HBC Shares in DSS

        THE UNDERSIGNED UNDERSTANDS THAT IF NO ELECTION IS MADE ABOVE, OR IF AN ELECTION IS NOT ACCOMPANIED BY THE REQUIRED INFORMATION OR DOCUMENTATION FOR SUCH ELECTION OR IF SUCH INFORMATION OR DOCUMENTATION THE INSTRUCTIONS PROVIDED HEREIN ARE ERRONEOUS OR INCOMPLETE, THE UNDERSIGNED WILL RECEIVE COCA-COLA HBC SHARES IN DSS CREDITED TO THE SECURITIES ACCOUNT INDICATED IN I. ABOVE.

        2.     If the undersigned has selected "Coca-Cola HBC ADSs", ADSs will be delivered in the form of uncertificated ADSs to the undersigned as follows:

Name of Transferee:
Street Address:

City, State and Country:
Zip Code:
Nationality:
Social Security or Tax Identification Number:

        3.     If the undersigned has selected "Coca-Cola HBC Shares in DSS", Coca-Cola HBC Shares will be delivered to the securities account indicated in I. above:

VI.   AUTHORIZATIONS, INSTRUCTIONS AND DIRECTIONS TO THE SHARE EXCHANGE AGENT

        By signing and submitting this Declaration of Acceptance, the undersigned irrevocably authorizes and instructs the Share Exchange Agent, which authorizations and instructions shall also apply in the cases of Articles 223 and 726 of the Greek Civil Code:

  (a)
  to assume, in its capacity as member of the DSS, the operation of the Tendered Shares;

  (b)
  to take all steps and do all things, exercise all rights and powers, negotiate, consider, vary, settle, agree and approve all matters (including, in relation to the Relevant Documents, sign, deliver and/or issue all Relevant Documents), with right of sub-delegation, that are required or necessary in connection with the delivery of the Consideration Shares to which the undersigned, as Accepting Shareholder, is entitled.

        Upon the acceptance by Coca-Cola HBC of the Tendered Shares for exchange, all prior powers of attorney, proxies and consents the undersigned has given with respect to such Tendered Shares will,

without further action, be revoked and be of no further force or effect, and no subsequent powers of attorney, proxies, consents or revocations may be given (and, if given, will not be deemed effective) by the undersigned with respect to such Tendered Shares.

VII. IRREVOCABILITY OF THIS FORM OF ACCEPTANCE

        In accordance with the U.S. Offer Prospectus, the undersigned accepts that this Declaration of Acceptance is binding and cannot be revoked unless the undersigned determines to exercise a right of revocation or withdrawal under the terms of the U.S. Offer as set out in the U.S. Offer Prospectus or applicable law, and a written declaration of revocation or withdrawal in accordance therewith is submitted to the Share Exchange Agent by the Operator of the undersigned (directly or indirectly).

VIII.  RETURN OF TENDERED SHARES TO THE ACCEPTING SHAREHOLDER

        If the Tendered Shares are not accepted for exchange by Coca-Cola HBC for any reason, the Share Exchange Agent is hereby instructed to return the Tendered Shares to the initial Operator from which it has received them, at the latest within one business day following such occurrence.

IX.   APPLICABLE LAW

        The undersigned hereby agrees that the rights and obligations of, and the authorizations and power of attorney included herein to, the Share Exchange Agent shall be governed by Greek law. In addition, the undersigned acknowledges that the Contribution-in-Kind Agreement and the related subscription form shall be governed by Swiss law and that further documents related to the delivery of the Consideration Shares may be governed by foreign law, in particular Greek and Swiss law.

ATTACHMENTS: (as applicable)

  1.
  Accepting Shareholder's DSS Share and Securities Account's data, including reference to his domicile/registered seat.

  2.
  Authorization to the Share Exchange Agreement for the use of the Securities Account at DSS.

  3.
  For legal entities: Relevant Documents authorizing the person signing the Declaration of Acceptance.

  4.
  Removal Certificate received from the initial Operator.

SIGN HERE

Signature(s) of Accepting Shareholder(s)

Date:	,

        If any of the Tendered Shares are owned of record by two or more joint owners, all such owners must sign this Declaration of Acceptance.

        Questions and requests for assistance may be directed to the Information Agent at the address and telephone number set forth below. Requests for additional copies of the U.S. Offer Prospectus and this Declaration of Acceptance may be directed to the Information Agent at its telephone number and location listed below, and copies will be furnished promptly at Coca-Cola HBC's expense. Holders of Coca-Cola Hellenic Shares may also contact their financial intermediaries for assistance concerning the U.S. Offer.

The Information Agent for the U.S. Offer is:

D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005

Banks and Brokers Call Collect:
1 (212) 269-5550
Call Toll-Free:
1 (800) 859-8511

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  Exhibit 99.2